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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         LARGE SCALE BIOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                        77-0154648
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   (State of Incorporation or                            (I.R.S. Employer
         Organization)                                 Identification No.)

  3333 VACA VALLEY PARKWAY, SUITE 1000, VACAVILLE, CA              95688
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        (Address of principal executive offices)                 (Zip Code)


     If this form relates to the             If this form relates to the
     registration of a class of              registration of a class of
     securities pursuant to Section          securities pursuant to Section
     12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
     effective pursuant to General           effective pursuant to General
     Instruction A.(c), please check the     Instruction A.(d), please check the
     following box. [ ]                      following box. [X]

Securities Act registration statement file number to which this form
relates:                                                           333-34198
                                                                 ---------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                   Name of Each Exchange on Which Each
       to be so Registered                        Class is to be Registered
       -------------------                   -----------------------------------

    --------------------------               -----------------------------------

    --------------------------               -----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
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                                (Title of Class)


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                                (Title of Class)



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Item 1.        Description of Registrant's Securities to be Registered.

               Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-34198) (the "Registration Statement"), as originally filed on April 6, 2000, or as subsequently amended.

Item 2.        Exhibits.

Exhibit
Number         Description
------         -----------
   3.1         Certificate of Incorporation of the registrant. (1)

   3.2         Bylaws of the registrant. (1)

   4.1         Form of Registrant's Specimen Common Stock Certificate. (1)

   4.2         Information and Registration Rights Agreement dated October 11,
               1990 by and among the registrant and the parties who are signatories thereto. (2)

   4.3 Amendment to the Information and Registration Rights Agreement dated October 11, 1990 by and among the registrant and the parties who are signatories thereto. (2)

   4.4         Second Amendment to the Information and Registration Rights
               Agreement dated October 10, 1991 by and among the registrant and the parties who are signatories thereto. (2)

   4.5         Third Amendment to the Information and Registration Rights
               Agreement dated March 20, 1998 by and among the registrant and the parties who are signatories thereto. (2)

   4.6         Fourth Amendment to the Information and Registration Rights
               Agreement dated September 1, 1998 by and among the registrant and the parties who are signatories thereto. (2)

   4.8         Warrant to purchase Series E Convertible Preferred Stock dated
               May 31, 1997, by and between the registrant and Bruce A. Boyd. (2)

   4.9         Warrant to purchase Series E Convertible Preferred Stock dated
               February 21, 1997, by and between the registrant and Bay City
               Capital LLC. (2)

   4.10        Warrant to purchase 1,232,061 shares of common stock dated
               September 1, 1998, by and between the registrant and Dow Chemical
               Company. (2)

   4.11 Warrant Agreement to purchase 1,848,091 shares of common stock dated September 1, 1998, by and between the registrant and Dow
               Chemical Company. (3)

   4.12        Warrant to purchase 21,991 shares of common stock dated January
               29, 1998 assigned by the registrant on January 14, 2000 to Arnold
               Zimmerman. (3)



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
   4.13        Warrant to purchase 21,991 shares of common stock dated January
               29, 1998 assigned by the registrant on January 14, 2000 to Sebastian J. Trusso. (3)

   4.14 Warrant Agreement to purchase 21,991 shares of common stock assigned by the registrant to Arnold Zimmerman. (3)

   4.15 Warrant Agreement to purchase 21,991 shares of common stock assigned by the registrant to Sebastian J. Trusso. (3)

(1) Incorporated by reference to Exhibit of same number filed with Amendment No. 3 to registrant's Registration Statement on Form S-1 (Registration No. 33-34198).

(2) Incorporated by reference to Exhibit of same number filed with Amendment No. 1 to registrant's Registration Statement on Form S-1 (Registration No. 33-34198).

(3) Incorporated by reference to Exhibit of same number filed with Amendment No. 3 to registrant's Registration Statement on Form S-1 (Registration No. 33-34198).


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                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there-to duly authorized.

                                            LARGE SCALE BIOLOGY CORPORATION


Date: August 7, 2000                        By: /s/ ROBERT L. ERWIN
                                               ---------------------------------
                                               Robert L. Erwin
                                               Chief Executive Officer



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